CREDIT SUISSE FIRST BOSTON                                            Exhibit 20
                                                                          Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                       July 1, 1999 through July 31, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                   $110,004,479.62
(B) Class A Noteholders' Percentage                                                                      67.00%
(C) Original Class A Note Balance                                                               $73,703,000.00
(D) Class A Note Rate                                                                                     6.20%
(E) Class B Noteholders' Percentage                                                                      17.00%
(F) Original Class B Note Balance                                                              $ 18,700,000.00
(G) Class B Note Rate                                                                                     6.40%
(H) Class C Noteholders' Percentage                                                                      10.00%
(I) Original Class C Note Balance                                                              $ 11,000,000.00
(J) Class C Note Rate                                                                                     7.00%
(K) Class D Certificateholders' Percentage                                                                6.00%
(L) Original Class D Certificate Balance                                                       $  6,601,479.62
(M) Class D Certificate Rate                                                                              0.00%
(N) Servicing Fee Rate                                                                                    3.50%
(O) Original Weighted Average Coupon (WAC)                                                               20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                       54.45 months
(Q) Number of Contracts                                                                                  9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                       5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                       2,200,089.59
    (iii) Initial Deposit                                                                         1,650,067.19

(S) Noteholders' Percentage                                                                              94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                  Total Trust
------------------------------------------------                                                  -----------

(A) Total Portfolio Outstanding                                                                $ 42,268,032.96
(B) Total Portfolio Pool Factor                                                                      0.3842392
(C) Class A Note Balance                                                                       $ 27,971,643.91
(D) Class A Principal Factor                                                                         0.3795184
(E) Class A Interest Carryover Shortfall                                                                  0.00
(F) Class A Principal Carryover Shortfall                                                                 0.00
(G) Class B Note Balance                                                                       $  7,096,993.88
(H) Class B Principal Factor                                                                         0.3795184
(I) Class B Interest Carryover Shortfall                                                                  0.00
(J) Class B Principal Carryover Shortfall                                                                 0.00
(K) Class C Note Balance                                                                       $  4,174,702.28
(L) Class C Principal Factor                                                                         0.3795184
(M) Class C Interest Carryover Shortfall                                                                  0.00
(N) Class C Principal Carryover Shortfall                                                                 0.00
(O) Class D Certificate Balance                                                                $  3,024,692.88
(P) Reserve Account Balance                                                                       4,724,225.78
(Q) Payahead Account Balance                                                                        137,275.22
(R) Aggregate Subordinated Servicing Fees to Date                                                   755,110.85
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                   0.00
(T) Cumulative Net Losses for All Prior Periods                                                  14,286,656.51
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                 19.82%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                         33.52 months
(W) Number of Contracts                                                                                  4,943

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                          $  1,714,518.47
    (ii)  Interest Payments Received                                                                667,773.75
    (iii) Repurchased Loan Principal                                                                      0.00
    (iv)  Repurchased Loan Interest                                                                       0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                0.00
(C) Amount Applied From Payahead Account                                                              4,280.33
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                 19.81%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                     32.59 months
(F) Remaining Number of Contracts                                                                        4,792
(G) Delinquent Contracts

                                                                   Contracts                            Amount
                                                                   ---------                            ------

    (i)   30-59 Days Delinquent                                        150             3.13%   $  1,300,180.94     3.25%
    (ii)  60-89 Days Delinquent                                          0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                     0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                 $    211,147.72
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                    $    517,941.68
    (ii)  Net Liquidation Proceeds Received During the Collection Period                            203,741.82
    (iii) Recoveries on Previously Liquidated Contracts                                             103,052.14
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                         67


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.


/s/ Thomas R. Blend            Vice-President                       08/06/99
-----------------------------------------------                     ------------
Signature                      Title                                Date

CREDIT SUISSE FIRST BOSTON                                            Exhibit 20
                                                                          Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                       July 1, 1999 through July 31, 1999

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                     $1,714,518.47
(B) Interest Payments Received (C(A)ii)                                                        667,773.75
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                   306,793.96
(D) Principal on Repurchased Contracts (C(A)iii)                                                     0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                       0.00
                                                                                            -------------

(F) Total Collections (A+B+C+D+E)                                                           $2,689,086.18

                                                                                            -------------
(G) Total Available Amount (F)                                                              $2,689,086.18

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                     $1,714,518.47
(B) Principal on Repurchased Contracts (C(A)iii)                                                     0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                  517,941.68
                                                                                            -------------
(D) Principal Distribution Amount (A+B+C)                                                   $2,232,460.15


(E) Current Servicing Fee Due                                                                 $123,281.76
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                            0.00
                                                                                            -------------
(G) Total Servicing Fees Payable                                                               123,281.76
(H) Servicing Fees Paid from Collection Account                                                123,281.76
(I) Reserve Account Draw for Servicing Fees Payable                                                  0.00
(J) Servicing Fee Shortfall                                                                          0.00
(K) Current Subordinated Servicing Fee                                                               0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                           755,110.85

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                     $  144,520.16
    (ii)   Class A Interest Distributable Amount                                               144,520.16
    (iii)   Class A Monthly Principal Distributable Amount                                   1,495,765.79
    (iv)   Class A Principal Distributable Amount                                            1,495,765.79
                                                                                            -------------

    (v) Total Distributable Amount (i+ii)                                                   $1,640,285.95
    (vi) Class A Interest Paid from Collection Account                                         144,520.16
    (vii) Reserve Account Draw for Class A Interest Payable                                         $0.00
    (viii) Class A Interest Carryover Shortfall                                                     $0.00
    (ix) Class A Principal Paid from Collection Account                                      1,495,765.79
    (x) Reserve Account Draw for Class A Principal Payable                                           0.00
    (xi) Class A Principal Carryover Shortfall                                                       0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                     $   37,850.63
    (ii)   Class B Interest Distributable Amount                                                37,850.63
    (iii)   Class B Monthly Principal Distributable Amount                                     379,507.21
    (iv)   Class B Principal Distributable Amount                                              379,507.21
                                                                                            -------------

    (v) Total Distributable Amount (i+ii)                                                   $  417,357.84
    (vi) Class B Interest Paid from Collection Account                                          37,850.63
    (vii) Reserve Account Draw for Class B Interest Payable                                         $0.00
    (viii) Class B Interest Carryover Shortfall                                                     $0.00
    (ix) Class B Principal Paid from Collection Account                                        379,507.21
    (x) Reserve Account Draw for Class B Principal Payable                                           0.00
    (xi) Class B Principal Carryover Shortfall                                                       0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                     $   24,352.43
    (ii)   Class C Interest Distributable Amount                                                24,352.43
    (iii)   Class C Monthly Principal Distributable Amount                                     223,239.54
    (iv)   Class C Principal Distributable Amount                                              223,239.54
                                                                                            -------------

    (v) Total Distributable Amount (i+ii)                                                   $  247,591.97
    (vi) Class C Interest Paid from Collection Account                                          24,352.43
    (vii) Reserve Account Draw for Class C Interest Payable                                         $0.00
    (viii) Class C Interest Carryover Shortfall                                                     $0.00
    (ix) Class C Principal Paid from Collection Account                                        223,239.54
    (x) Reserve Account Draw for Class C Principal Payable                                           0.00
    (xi) Class C Principal Carryover Shortfall                                                       0.00

(P) Payment of Subordinated Servicing Fees
    (i) Aggregate Subordinated Servicing Fees from Current and Prior Periods
    (II(L))                                                                                 $  755,110.85
    (ii) Subordinated Servicing Fees Paid from Collection Account and/or
    Released from Reserve Account                                                              528,481.36
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                              $  226,629.49

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                           $  133,947.61
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                      0.00

CREDIT SUISSE FIRST BOSTON                                            Exhibit 20
                                                                          Page 3

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                       July 1, 1999 through July 31, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                         $   137,275.22
(B) Amounts Applied to Payahead Account (C(B))                                                        0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                4,280.33
                                                                                               -----------
(D) Ending Period Balance                                                                   $   132,994.89

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                               Begin. of Period         End of Period
                                                               ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                    $42,268,032.96             $40,035,572.81
    (ii)   Total Pool Factor                                          0.3842392                  0.3639449
    (iii)  Receivables Balance                                    42,268,032.96              40,035,572.81
    (iv)   Prefunding Account Balance                                      0.00                       0.00
    (v)    Class A Note Balance                                  $27,971,643.91             $26,475,878.12
    (vi)   Class A Principal Factor                                   0.3795184                  0.3592239
    (vii)  Class B Note Balance                                   $7,096,993.88             $ 6,717,486.67
    (viii) Class B Principal Factor                                   0.3795184                  0.3592239
    (ix)   Class C Note Balance                                   $4,174,702.28             $ 3,951,462.74
    (viii) Class C Principal Factor                                   0.3795184                  0.3592239
    (ix)   Class D Certificate Balance                            $3,024,692.88             $ 2,890,745.27

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                   19.82%                     19.81%
    (ii)  Weighted Average Remaining Maturity (WAM)                       33.52 months               32.59 months
    (iii) Remaining Number of Contracts                                   4,943                      4,792



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                             $ 4,724,225.78

(B) Draw for Servicing Fee (II(I))                                                                    0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                       0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                       0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                       0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                       0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                        0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                        0.00

(I) Overcollateralization Amount                                                            $13,559,694.69
(J) Maximum Specified Reserve Balance                                                         4,456,313.08
(K) Specified Reserve Account Balance                                                         4,456,313.08

(L) Amount Available for Deposit to the RA                                                      260,568.66
                                                                                            --------------

(M) RA Balance Prior to Release                                                             $ 4,984,794.44
(N) Specified Reserve Account Balance                                                         4,456,313.08
(O) Reserve Account Release                                                                     528,481.36

(P) Ending Reserve Account Balance                                                          $ 4,456,313.08


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                             $   211,147.72
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                         $   517,941.68
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)               203,741.82
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                               103,052.14
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                       14,497,804.23

(D) Delinquent and Repossessed Contracts
                                                                            Contracts               Amount
                                                                            ---------               ------

    (i)   30-59 Days Delinquent (C(G)i)                                        150   3.13%   $1,300,180.94     3.25%
    (ii)  60-89 Days Delinquent (C(G)ii)                                         0   0.00%            0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                   0   0.00%            0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                    67   1.40%      584,790.78     1.46%


CREDIT SUISSE FIRST BOSTON                                            Exhibit 20
                                                                          Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                       July 1, 1999 through July 31, 1999

VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------

(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                          3.34%
    (ii)  Preceeding Collection Period                                                                 7.65%
    (iii) Current Collection Period                                                                    5.99%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                          5.66%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of
       Financed Vehicles Repossessed but not Charged off to the Outstanding Pool
       Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                          1.44%
    (ii)  Preceeding Collection Period                                                                 1.19%
    (iii) Current Collection Period                                                                    1.46%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                          1.36%

(C) Cumulative Net Loss Ratio                                                                         13.18%

(D) Loss and Delinquency Trigger Indicator                                             Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------

(A) Collection Account Beginning Balance (I(H))                                                2,689,086.18
(B) Servicing Fee Paid (II(H))                                                                   123,281.76
(C) Class A Interest Paid (II(M(vi)))                                                            144,520.16
(D) Class B Interest Paid (II(N(vi)))                                                             37,850.63
(E) Class C Interest Paid (II(O(vi)))                                                             24,352.43
(F) Class A Principal Paid (II(M(ix)))                                                         1,495,765.79
(G) Class B Principal Paid (II(N(ix)))                                                           379,507.21
(H) Class C Principal Paid (II(O(ix)))                                                           223,239.54
(I) Reserve Account Deposit                                                                            0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                      528,481.36
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                          0.00
(L) Releases to Seller                                                                                 0.00

                                                                      Exhibit 20
                                                                          Page 5

                          AFG Receivables Trust 1997-B
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:July 1, 1999 through July 31, 1999
Distribution Date:08/16/99
Month:            23

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant
to Section 5.6 of the Sale and Servicing Agreement                                                        Per $1,000 of Outstanding
                                                                                                            Class A/Class B/Class C
                                                                                                               Certificate Amount
                                                                                                             --------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   1,495,765.79      53.4743611
          Class B Note  Amount                                                                     379,507.21      53.4743613
          Class C Note  Amount                                                                     223,239.54      53.4743613
          Certificates  Amount                                                                     133,947.61      44.2846974


(ii)  Interest Distribution
          Class A Note  Amount                                                                     144,520.16       5.1666667
          Class B Note  Amount                                                                      37,850.63       5.3333328
          Class C Note  Amount                                                                      24,352.43       5.8333333



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                40,035,572.81


(iv)   Class A Notes Balance (end of Collection Period)                                         26,475,878.12
        Class A Pool Factor (end of Collection Period)                                              0.3592239
        Class B Notes Balance (end of Collection Period)                                         6,717,486.67
        Class B Pool Factor (end of Collection Period)                                              0.3592239
        Class C Notes Balance (end of Collection Period)                                         3,951,462.74
        Class C Pool Factor (end of Collection Period)                                              0.3592239
        Certificates Balance (end of Collection Period)                                          2,890,745.27



(v)  Basic Servicing Fee                                                                           123,281.76       2.9166667


(vi)   Aggregate Net Losses                                                                        211,147.72


(vii)   Reserve Account Balance after Giving Effect to Payments
                Made on Distribution Date                                                        4,456,313.08
        Specified Reserve Account Balance after Giving Effect to Payments
               Made on Distribution Date                                                         4,456,313.08
        Draws on Reserve Account                                                                         0.00
        Amount Available for Deposits to Reserve Account                                           260,568.66


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00       0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00       0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00       0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00       0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                   Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                     150         1,300,180.94
           60-89 Days                                                                                       0                 0.00
           90 Days or More                                                                                  0                 0.00